Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2026, with respect to the consolidated financial statements of Cadre Holdings, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Jacksonville, Florida
March 30, 2026